Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-225970 on Form S-1 of our report dated May 11, 2018 (July 16, 2018 as to the effects of the reverse stock split as described in Note 12), relating to the consolidated financial statements of Bionano Genomics, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

July 19, 2018